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                       [LETTERHEAD - RYDER SCOTT COMPANY]



                                                                    EXHIBIT 23.8


                      Consent of Ryder Scott Company, L.P.

     As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form S-4, to be filed with the Securities and Exchange Commission on or about April 29, 2003, of information from our reserve reports for 3TEC Energy Corporation as of December 31, 2002, December 31, 2001 and December 31, 2000. We further consent to references to our firm under the subsection Experts and in the Agreement and Plan of Merger dated February 2, 2003 in regards to reserve reporting as of December 31, 2002.



                                         /s/ Ryder Scott Company, L.P.
                                        ----------------------------------------
                                        RYDER SCOTT COMPANY, L.P.




Houston, Texas
April 29, 2003